Exhibit 32

                    CERTIFICATION OF CEO AND CFO PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002


In connection with the Quarterly Report on Form 10-Q of Public Storage Properties IV, Ltd. (the "Partnership") for the quarterly period ended September 30, 2004 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), Ronald L. Havner, Jr., as Chief Executive Officer of Public Storage, Inc., and John Reyes, as Chief Financial Officer of Public Storage, Inc., each hereby certifies, pursuant to 18 U.S.C.ss.1350, as adopted pursuant toss.906 of the Sarbanes-Oxley Act of 2002, that:

        (1)    The Report fully complies with the  requirements of
               Section 13(a) of the Securities  Exchange Act of 1934;
               and

        (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Partnership.

/s/  Ronald L. Havner, Jr.
------------------------------------
Name:    Ronald L. Havner, Jr.
Title:   Chief Executive Officer of Public Storage, Inc.,
         Corporate General Partner
Date:    November 15, 2004

/s/  John Reyes
------------------------------------
Name:    John Reyes
Title:   Chief Financial Officer of Public Storage, Inc.,
         Corporate General Partner
Date:    November 15, 2004